SCHEDULE 14A INFORMATION

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Edward Jones Money Market Fund

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Partner E-mail

Subject: Edward Jones Money Market Fund Update

Subject:

Good Morning,

To: GP's and SLP's

As Jim noted in his firm-wide email last week, we are short the number of votes needed to authorize proposed changes to the Edward Jones Money Market Fund. As a result, we adjourned the special meeting on Dec. 9, 2016 and have rescheduled it for Dec. 21, 2016. As of Dec. 12, 2016, we are short of the 50.001% shares necessary to vote.

For those of you who have not voted yet please take a couple of minutes today to do so. It is important to note that you must individually vote each account that has shares of the fund. We have seen some issues where not all of the accounts in a household have voted. Please double check and ensure you have voted all the shares on your accounts.

The easiest way to vote is by phone or via Online Access:

·	Call Broadridge at 1-855-723-7820 Monday through Friday 8 a.m. to 9 p.m. CT.
·	If you are enrolled in Online Access, visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete your voting card. They contain important information which you should review and consider.

Thank you for your support.